1 Q4 2019 LETTER TO STOCKHOLDERS DEAR FELLOW STOCKHOLDERS, Q4 2019 FEBRUARY 18, 2020 Today we announced our fourth quarter and full year earnings. I’m incredibly disappointed with our 2019 performance. Our failure to meet the expectations we set will understandably frustrate our shareholders, as it has us. This performance shortfall, coupled with the significant headwinds we continue to face, call for profound change. We’re taking immediate and decisive action to return the company to growth. Our strategy is simple: turn We worked with our board and external advisors to develop a strategy and execution plan to Groupon into THE local unlock the potential in the platform and assets we’ve built over the last 10 years. We believe experiences marketplace. that our plan can return Groupon to high single-digit Billings growth by 2022 while expanding Adjusted EBITDA margins. Our strategy is simple: turn Groupon into THE local experiences marketplace. This means planning a quick exit from the Goods category, dedicating our resources to expanding our local experiences marketplace and executing a new course of action focused on four core priorities: • Inventory: Build high-quality density in core cities and bring on merchants’ full catalogs • Modernization: Deliver a modern mobile experience for customers and new tools to help merchants grow their businesses • Brand: Relaunch the Groupon brand and marketing strategy to move from deal-centric to a local experiences marketplace • Cost: Reduce our costs and right-size our spend to support our go-forward business Our strategy is designed to remove limitations and distractions, and allow us to be laser-focused on the biggest opportunity for Groupon. Local experiences is where Groupon’s strength lies.

2 Q4 2019 LETTER TO STOCKHOLDERS It’s a $1T market opportunity. With $3.4B of Billings related to this market, we are a clear leader in the space, with significant scale. It’s where we believe we can grow, and where we have the right to win. Q4 AND 2019 RECAP We are very excited about our go-forward opportunity, but it’s important to acknowledge that our fourth quarter and full year performance was not acceptable. Heading into the fourth quarter we set expectations that we believed we could achieve based upon our accelerated pace of product launches and other execution successes. Indeed, we had built momentum in our North America local business as we exited the third quarter, with unit performance improving steadily over each month of the quarter. We expected these positive trends to continue through the end of the year and build into 2020. We also expected that Goods performance would peak during the holidays as it has historically. Midway through the fourth quarter it became abundantly clear that we were not competing effectively in Goods. We saw far fewer customers engage with Goods in the fourth quarter than we anticipated, which impacted overall traffic to our site. The lower traffic ultimately impeded performance in all of our categories. This was particularly notable in November, including during the holiday peak period when Goods engagement has historically been a business driver. While we saw strong performance from guest checkout, other conversion initiatives did not deliver on expectations. Groupon Select added to our challenges in the quarter as it over-indexed to Goods, pressured margins and drove higher than anticipated customer acquisition costs. This brings us to the future of Select. The program’s fourth quarter performance showed that it cannot provide the ROI needed for it to be a key priority for us at this time. Select’s current features began appealing disproportionately to customers purchasing goods vs. those transacting on our local platform. As a result, we will continue to provide Select benefits to current members, but we will not pursue new enrollees for the program. That said, we gathered a lot of important data from Select. The program showed us, among other things, that we can drive improvements in purchase frequency through loyalty programs. In addition, we also know that there is a meaningful cohort of the Groupon customer base that is very loyal and continues to transact on the platform many years after activation. For example, more than 20% of our customers purchase 4 or more times per year. And, ~30% of our customers purchase 2-3 times per year. If we can compel that ~30% to move up to 4 purchases per year, we see an annual gross profit opportunity of more than $200 million. So while a loyalty program is not a 2020 priority, it is an avenue for potential growth that we will continue to explore. PLAN TO EXIT GOODS Our management team and board have been evaluating the role of Goods in our ecosystem for some time. Goods’ contribution to gross profit has been declining for four quarters, but it has historically been a meaningful engagement tool for Local shoppers and its overall impact on the business extended beyond its direct contribution to gross profit. Recently we’ve seen engagement with our Goods inventory shift meaningfully lower, driven in large part by our inability to compete in a fiercely competitive, and in some cases, economically irrational retail landscape. In 2019, we were devoting about 40% of our site impressions to a category that was only delivering about 20% of our gross profit and no longer generating the cross-shopping behavior or customer activation activity to continue to justify this investment. In short, Goods has outlived its role as a business driver and has become a significant drag on our business.

3 Q4 2019 LETTER TO STOCKHOLDERS

GROUPON

Our fourth quarter performance, and the challenges Goods has posed over the past few years, has clarified our path forward. What we've now realized is that too many of our efforts in the past, even good products like Select and Groupon+, didn't address the core of our product or business model, nor did they overcome the limitations in the legacy Groupon business.

In order to deliver on our growth strategy to attack the large and growing market opportunity in local experiences, we have to be willing to walk away from any and all distractions. This is why we plan to exit Goods.

To be successful, we believe we must manage through three key challenges:

Minimizing the internal disruption caused by the planned Goods exit: This means we need to encourage our employees to relentlessly focus on our four core priorities. We believe that aligning our global organization against one vision that we can achieve will be energizing and inspiring. That said, we do not want to underestimate the impact that these tough changes will have on our team. We intend to do right by our employees in the process and we are incredibly grateful for all of the work they have done to help build Groupon into the global brand it is today.

Consult and negotiate with international works councils: We will consult with our works councils on an exit plan for Goods operations, and our goal is to exit North America by the third quarter of 2020 and International by the end of the year. Along the way, we intend to move fast where possible to reallocate Goods impressions to our Local offerings.

Keeping our cross-shopping customers engaged in the go-forward Groupon value proposition: We intend to target our Goods-Local cross-shoppers with aggressive marketing efforts on and off Groupon as we shift more impressions and energy toward Local. We will do our absolute best to profitably retain as many Goods customers as possible. For context, at the end of 2019, our customer base excluding Goods-only customers was 35 million and included approximately 7 million Goods cross-shoppers. With our focused Local strategy, we believe we will be positioned for growth and frequency gains within our new core customer base.

BECOMING THE LOCAL EXPERIENCES MARKETPLACE

Groupon is the largest multi-category local commerce platform in our markets and we are well-positioned to capitalize on the massive opportunity in local experiences. In 2019, we were a market leader and trusted brand, but with less than 1% market share. While the competitive landscape is fragmented, others are mobilizing against this opportunity so we believe we must act now to extend our lead. To do this, we have to move quickly against a singular mission: winning in local experiences. We intend to put our power behind our four priorities -- inventory, modernization, brand and cost structure -- in order to set the stage for Groupon's return to growth.

Inventory: build high-quality density in core cities and bring on merchants' full catalogs
2020 Goal: Launch inventory density strategy in 10+ cities, return North America units to year-over-year growth in the second half of 2020

“Inventory: build high-quality density in core cities and bring on merchants' full catalogs

2020 Goal: Launch inventory density strategy in 10+ cities, return NA units to year-over-year growth in the second half of 2020”

We believe that increasing our inventory - with a strong focus on inventory quality and density in targeted, core cities - is mission critical. When merchant density is higher we see an increase in purchase frequency. In fact, our highest density markets show 15-20% improvement in purchase frequency. We also know from our third-party partnership work that our customers want to see a more comprehensive catalog of experiences.

4 Q4 2019 LETTER TO STOCKHOLDERS In order to be the local experiences marketplace, we have to offer unbeatable selection in the most desired locations. To do this, we intend to realign our sales teams to target merchants in core cities with a new go-to-market strategy, focused on improving quality supply in specific neighborhoods and offering clear, competitive, up-front pricing. We will urge every merchant to put their full catalog of experiences on Groupon, from market rate to slightly discounted to deeply discounted offers, which we believe will strengthen our value proposition for consumers. We expect this approach to allow us to better leverage our deeply experienced and skilled local sales team, and further empower our market-leading sales force efficiency. Modernization: deliver the modern mobile We will take a phased rollout approach, with cities coming online starting this quarter and experience our building throughout the year. By year-end, we expect to have at least 10 core cities deployed. customers want, and In addition, we plan to accelerate our inventory expansion with third-party partnerships, the tools our merchants which will begin to benefit from our first generation of open platform APIs by the end of Q2. need to grow their businesses We expect partnerships to add inventory to our target cities and expand inventory breadth to all Groupon markets. 2020 Goal: launch a new mobile app and Modernization: deliver the modern mobile experience our customers want, and the expand bookable offers tools our merchants need to grow their businesses 2020 Goal: launch a new mobile app and expand bookable offers Delivering table-stakes e-commerce capabilities like our recent launches of guest checkout and universal cart is important, but we also must innovate on the products that will make Groupon more engaging, intuitive and fun. We need to deliver a modern mobile product that matches what consumers want from Groupon - a personalized experience, with curated local merchandising. We’re excited to be launching a new app in the second quarter of this year that will begin to bring this new experience to life. Throughout this year, you should also expect to see our product roadmap prioritize bookability, search, discovery and curation. We intend to lean further into cloud-based machine learning capabilities to help us deliver on these goals faster and more efficiently. We believe these efforts need to be complemented by initiatives that expand our bookable inventory, which is an important avenue to creating the modern, seamless experience our customers expect. We’ve already seen how bookability can drive the business as we’ve scaled booking in International Dining, with 18% gains in purchase frequency vs. customers who purchase traditional voucher deals. This is why we’ll be focused on driving our bookable inventory higher in 2020 and beyond. We also need to begin prioritizing new merchant features at parity with our customer work, as merchant satisfaction is critical in our two-sided marketplace. So this year, our product roadmap includes new merchant tools, with a focus on self-service options that help merchants join the Groupon marketplace more quickly, with more flexible pricing, and improved campaign reporting. In addition, we expect to continue to roll out more ways for merchants to reach customers and promote on our platform via new advertising options that can extend our platform and revenue streams over time. We believe we are building a foundation to enhance our long-term partnerships with our merchants. Building the marketplace that our customers want should allow us to remove friction from their journey, from discovery to purchase to redemption, help our merchants grow and improve the

5 Q4 2019 LETTER TO STOCKHOLDERS GROUPON

overall health of our marketplace.

Brand: re-launching the Groupon brand and marketing strategy to move from deal-centric to a local experiences marketplace
2020 Goal: New marketing strategy and brand relaunch

Groupon is already a beloved brand and a household name, with over 80% aided brand awareness in the United States. Our opportunity, however, is not just being known, it's being top of mind when our customers are looking for the best things to do around them, when they need something to do with their kids on the weekend or for when they're planning date night. Building this top of mind awareness and consideration requires moving beyond our association with deals and advancing the brand position to reflect our focus on local experiences. Today, we are well known for value and discovery; we have an opportunity to illustrate for consumers the convenience and incredible breadth of "Grouponable" moments -- for most consumers we estimate 80+ moments per year -- and evolve our image to become the de facto standard in local experiences in consumers' minds.

As we scale inventory in the right locations and modernize our products, we believe we will be in a great position to relaunch our Brand in the second half of 2020. Across all customer touch points, we plan to lead with our experiences value proposition. We will support our brand with a full-funnel marketing strategy -- combining targeted, hyper-local marketing and new channel development, including social, with broader brand advertising and efficient transactional advertising to build the brand, drive consideration and efficiently reduce our reliance on legacy channels like email.

Cost: Reduce our costs and right-size our spend to support our go-forward business
2020 Goal: Reset the cost base with the planned exit of Goods

We believe we can further strengthen our culture of operational efficiency. With the planned exit of Goods and the opportunity to right-size the organization to align with the needs of our go-forward business, we believe we can deliver leverage in our cost structure over time as we grow the top-line.

GRATEFUL FOR THE SUPPORT OF OUR INVESTORS

Throughout this process we engaged with strategic advisors who provided an outside view of the business and helped us explore a wide range of strategic alternatives. The conclusion of the management team, board and our advisors is that the best path forward - standalone or otherwise - to maximize value for shareholders is to get Local back to growth and drive product innovation to deliver more value to both sides of the marketplace.

Over the past 10+ years we have assembled rare and valuable assets that position us well for success: tens of millions of customers, relationships with hundreds of thousands of merchants, the largest catalog of local experiences in our markets, one of the most trafficked retail apps in the US and a brand that's a household name. We're a leader in a massive market that is fast moving online.

At the same time, we recognize that we need to do a better job providing the sign posts that are indicative of our progress towards our longer term goals. So expect us to be deliberate about disclosing our progress against our 2020 and beyond goals. We're committed to providing you

"Brand: re-launching the Groupon brand and marketing strategy to move from deal-centric to local experiences marketplace
2020 Goal: New marketing strategy and brand relaunch"

"Cost: Reduce our costs and right-size our spend to support our go-forward business

2020 Goal: Reset the cost base with the planned exit of Goods"

6 Q4 2019 LETTER TO STOCKHOLDERS with the data disclosure we believe you need to make informed decisions about Groupon. I’d like to close with a word about our people. Change of this magnitude can’t happen without a committed and motivated team that believes in our mission and our ability to win. In just the last 18 months, we added a new Chief Product Officer, Chief Marketing Officer and Chief Technology Officer. I’m also very happy that Melissa Thomas will become our permanent CFO. Melissa has long been a key part of our senior team, and I’m thrilled to have her take on this expanded role permanently. Today, we announced that Valerie Mosley and Helen Vaid have been elected to our Board of Directors. They join Richard Merage, who we recently appointed as a Board advisor, and we look forward to benefiting from their perspectives as we execute against our strategy to deliver on the promise of our global two-sided marketplace, and bend the growth curve in our collective favor. We have a team who is ready and excited to forge ahead. We’re at the beginning of an exciting journey and I appreciate your support as we build the next phase of growth. Rich Williams CEO

7 Q4 2019 LETTER TO STOCKHOLDERS APPENDIX Webcast Conference Call Details Wednesday, February 19, 2020 8:00 a.m. EST Groupon will hold a conference call to discuss its full year and fourth quarter 2019 financial results on Wednesday, February 19, 2020, at 8:00 a.m. EST. The webcast can be accessed live at investor.groupon.com. A replay of the webcast will be available through the same link following the conference call, along with the earnings press release, financial tables and slides. Non-GAAP Financial Measures and Operating Metrics This letter contains references to non-GA AP financial measures Adjusted EBITDA and free cash flow. These non-GA AP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define their non-GAAP measures differently than us, even when similar term are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For additional information regarding these non-GAAP financial measures, reconciliation of these measures to the most applicable financial measures under U.S. GAAP, see “Non-GAAP Reconciliation Schedules” and “Supplemental Financial and Operating Metrics” included in the tables accompanying the earnings press release announcing our financial results for the full year and quarter ended December 31, 2019, posted to our Investor Relations website, investor.groupon.com. Note on Forward-Looking Statements The statements contained in this letter that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue” and other similar expressions are intended to identify forward-looking statements. We have based these forward looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute, and achieve the expected benefits of our go-forward strategy, including our planned exit from the Goods business; volatility in our operating results; execution of our marketing strategies; retaining existing customers and adding new customers; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments and any potential adverse impact from the United Kingdom’s exit from the European Union, retaining and adding high quality merchants; our reliance on email, internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; reliance on cloud-based computing platforms; competing successfully in our industry; providing a strong mobile experience for our customers; maintaining and improving our information technology infrastructure; our voucherless offerings; claims related to product and service offerings; managing inventory and order fulfillment risks; litigation; managing refund risks; retaining and attracting members of our executive team; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR and regulation of the Internet and e-commerce; classification of our independent contractors or employees; tax liabilities; tax legislation; protecting our intellectual property; maintaining a strong brand; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; our common stock, including volatility in our stock price; our convertible senior notes; and our ability to realize the anticipated benefits from the hedge and warrant transactions. For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended December 31, 2019, and our other filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained by visiting the company’s Investor Relations web site at investor.groupon.com or the SEC’s web site at www.sec.gov. Groupon’s actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance. You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither Groupon nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect our expectations as of February 18, 2020. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this letter to conform these statements to actual results or to changes in our expectations. About Groupon Groupon (www.groupon.com) (NASDAQ: GRPN) is a local experiences marketplace that brings people more ways to get the most out of their city or wherever they may be. By enabling real-time mobile commerce across local businesses, live events and travel destinations, Groupon helps people find and discover experiences––big and small, new and familiar––that make for a full, fun and rewarding life. Groupon helps local businesses grow and strengthen customer relationships––resulting in strong, vibrant communities. To learn more about Groupon’s community-building efforts, please visit community.groupon.com .